   As filed with the Securities and Exchange Commission on January 28, 1997
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          POWERWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      11-2723423
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                  2026 McGaw Avenue, Irvine, California    92614
            (Address of Principal Executive Offices)     (Zip Code)

                           -------------------------

                           1996 STOCK INCENTIVE PLAN

                             1995 STOCK OPTION PLAN

                        1996 DIRECTOR STOCK OPTION PLAN

                          EMPLOYEE STOCK PURCHASE PLAN

                           (Full titles of the plans)

                            ------------------------

                                Bruce C. Edwards
                     President and Chief Executive Officer
                          Powerwave Technologies, Inc.
                  2026 McGaw Avenue, Irvine, California 92614
                    (Name and address of agent for service)

                                 (714) 757-0530
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Nick E. Yocca, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                        Proposed Maximum            Proposed Maximum
 Title of Securities            Amount To Be                Offering               Aggregate Offering             Amount of
   To Be Registered              Registered(1)           Price Per Share                   Price               Registration Fee
==================================================================================================================================

Common Stock,
 $0.0001 par value             4,138,615 shares            $11.4414(2)               $47,351,778(2)                $14,349
==================================================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1996 Stock Incentive Plan (the "1996 Plan"), the 1995 Stock Option Plan (the "1995 Plan"), the 1996 Directors Stock Option Plan (the "Director Plan"), and the Employee Stock Purchase Plan (the "Purchase Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 2,016,022 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1995 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $3.66 per share. With respect to the remaining 1,622,613 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1996 Plan, the 1995 Plan and the Director Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on January 24, 1997, which was $21.625 per share. For the purposes of the 500,000 shares of Common Stock to be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $9.9775, or 85% of $11.50, which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents are incorporated herein by reference:

         (a) The Registrant's Prospectus dated December 6, 1996 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in
(a) above.

         (c) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Amended and Restated Bylaws also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         The following exhibits are filed as part of this Registration
Statement:

  Number                               Description
  ------                               -----------
    4.1        Powerwave Technologies, Inc. 1996 Stock Incentive Plan (the "1996
               Plan") (incorporated by reference to Exhibit 10.4 to the
               Company's Registration Statement on Form S-1, Registration No.
               333-13679).

    4.2 Form of Stock Option Agreement for the 1996 Plan (incorporated by reference to Exhibit 10.5 to the Company's Registration
               Statement on Form S-1, Registration No. 333-13679).

    4.3        Form of Restricted Stock Purchase Agreement for the 1996 Plan
               (incorporated by reference to Exhibit 10.6 to the Company's
               Registration Statement on Form S-1, Registration No. 333-13679).

    4.4        Milcom International, Inc. 1995 Stock Option Plan (the "1995
               Plan") (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No.
               333-13679).

    4.5        Amendment No. 1 to 1995 Plan (incorporated by reference to
               Exhibit 10.3 to the Company's Registration Statement on Form S-1,
               Registration No. 333-13679).

    4.6 Form of Stock Option Agreement for the 1995 Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-13679).

    4.7        Powerwave Technologies, Inc. 1996 Director Stock Option Plan (the
               "Director Plan") (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Registration
               No. 333-13679).

    4.8        Form of Stock Option Agreement for the Director Plan
               (incorporated by reference to Exhibit 10.8 to the Company's
               Registration Statement on Form S-1, Registration No. 333-13679).

    4.9        Powerwave Technologies, Inc. Employee Stock Purchase Plan
               (incorporated by reference to Exhibit 10.9 to the Company's
               Registration Statement on Form S-1, Registration No. 333-13679).

    5.1        Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation, Counsel to the Registrant.

    23.1       Consent of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2       Consent of Deloitte & Touche LLP, independent auditors.

    24.1       Power of Attorney (included on signature page to the Registration
               Statement at page S-1).

Item 9.  Undertakings.
---------------------

      (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 27th day of January 1997.

                                       POWERWAVE TECHNOLOGIES, INC.

                                       By: /s/ BRUCE C. EDWARDS
                                           -------------------------------
                                           BRUCE C. EDWARDS
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Powerwave Technologies, Inc., do hereby constitute and appoint Bruce C. Edwards and Kevin T. Michaels, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                         Title                         Date
        ---------                         -----                         ----
/s/ Bruce C. Edwards         President, Chief Executive           January 27, 1997
-------------------------    Officer and Director (Principal
Bruce C. Edwards             Executive Officer)

/s/ Kevin T. Michaels        Chief Financial Officer (Principal   January 27, 1997
-------------------------    Financial and Principal Accounting
Kevin T. Michaels            Officer)

/s/ Alfonso G. Cordero       Chairman of the Board                January 27, 1997
-------------------------
Alfonso G. Cordero

Gregory M. Avis              Director                             January 27, 1997
-------------------------
Gregory M. Avis

Eugene L. Goda               Director                             January 27, 1997
-------------------------
Eugene L. Goda


David L. George            Director                               January 27, 1997
------------------
David L. George


Rich Shapero               Director                               January 27, 1997
------------------
Rich Shapero


Sam Yau                    Director                               January 27, 1997
------------------
Sam Yau


                                 EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------
  4.1     Powerwave Technologies, Inc. 1996 Stock Incentive Plan
          (the "1996 Plan") (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1,
          Registration No. 333-13679).

  4.2     Form of Stock Option Agreement for the 1996 Plan
          (incorporated by reference to Exhibit 10.5 to the Company's
          Registration Statement on Form S-1, Registration
          No. 333-13679).

  4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1996 Plan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1,
          Registration No. 333-13679).

  4.4     Milcom International, Inc. 1995 Stock Option Plan (the
          "1995 Plan") (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1,
          Registration No. 333-13679).

  4.5 Amendment No. 1 to 1995 Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on
          Form S-1, Registration No. 333-13679).

  4.6     Form of Stock Option Agreement for the 1995 Plan
          (incorporated by reference to Exhibit 10.2 to the Company's
          Registration Statement on Form S-1, Registration
          No. 333-13679).

  4.7     Powerwave Technologies, Inc. 1996 Director Stock Option
          Plan (the "Director Plan") (incorporated by reference to
          Exhibit 10.7 to the Company's Registration Statement on
          Form S-1, Registration No. 333-13679).

  4.8     Form of Stock Option Agreement for the Director Plan
          (incorporated by reference to Exhibit 10.8 to the Company's
          Registration Statement on Form S-1, Registration
          No. 333-13679).

  4.9     Powerwave Technologies, Inc. Employee Stock Purchase
          Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, Registration
          No. 333-13679).



Exhibit
Number    Description
-------   -----------
  5.1     Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
          Corporation, Counsel to the Registrant.

 23.1     Consent of Stradling, Yocca, Carlson & Rauth, a Professional
          Corporation (included in the Opinion filed as Exhibit 5.1).

 23.2     Consent of Deloitte & Touche LLP, independent auditors

 24.1 Power of Attorney included on signature page to the Registration Statement at page S-1).
